                                                                   EXHIBIT 10.16



                          WAIVER AND AMENDMENT LETTER



                                 March 4, 1996


Comptronix Corporation
1800 Comptronix Drive
Guntersville, AL  35976

Gentlemen:

We refer to the Financing Agreement between us dated November 22, 1993 as amended (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as specified therein unless otherwise specifically defined herein.

You have advised us that you are in violation of the financial covenants set forth in Section 7, Paragraph 16 (Fixed Charge Coverage Ratio) of the Financing Agreement for the fiscal period ending December 31, 1995.

This letter is to confirm our agreement that, solely with respect to said fiscal period, the foregoing violations and/or breaches of the Financing Agreement shall not be deemed to be Defaults and/or Events of Default under the Financing Agreement. On and after the date hereof you shall be in compliance with all of the terms and provisions of the Financing Agreement (including, without limitation, the financial covenants referred to above) as amended hereby.

In addition, effective immediately, the Financing Agreement shall be, and hereby is, amended as follows:

(1)   the Fixed Charge Coverage Ratio covenant contained in Paragraph 16 of
      Section 7 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

      "16.(a) The Company shall have on the last day of the applicable fiscal periods below a Fixed Charge Coverage Ratio of not less than:

     Fiscal Period                               Ratio
     -------------                               -----
     "For the twelve (12) months ending
     December 31, 1996                           1.0 to 1

     For the twelve (12) months ending
     March 31, 1997 and for the twelve (12)
     months ending on each fiscal quarter end
     thereafter                                 1.25 to 1"

     (b) The Company shall achieve an EBITDA of at least the amount specified below for the applicable period:


     Fiscal Period                                EBITDA
     -------------                                ------
     Three (3) months ending March 31, 1996     $  500,000
     Six (6) months ending June 30, 1996        $2,000,000
     Nine (9) months ending September 30, 1996  $4,000,000

     "EBITDA" shall mean, in any period, all earning of the Company before all extraordinary charges or extraordinary income and before all depreciation, amortization of intangibles, interest and tax obligations of the Company for said period, determined in accordance with GAAP.

(2) the definition of "Early Termination Date" shall be, and hereby is, amended by deleting the phrase "the third or any Anniversary Date subsequent to the third Anniversary Date" therefrom and inserting the following in lieu thereof:

     "the fifth or any Anniversary Date subsequent to the fifth Anniversary
     Date"

(3) the definition of "Early Termination Fee" shall be, and hereby is, amended by deleting the phrase "the third or the next subsequent Anniversary Date" therefrom and inserting the following in lieu thereof:

     "the fifth or the next subsequent Anniversary Date"

(4) we will within the Line of Credit and so long as no Default or Event of Default has occurred under the Financing Agreement, at your request and as an accommodation to you, during the period from the date hereof through March 31, 1996, make available to you loans and advances in excess of the maximum available amount to you as computed pursuant to Section 3 , Paragraph 1 of the Financing Agreement (herein the "Overadvance Facility"), provided, that:

     (a) the aggregate amount of such Overadvance Facility shall not exceed $2,000,000 (as reduced pursuant hereto) at any time;

     (b)  such Overadvance Facility shall be reduced as follows:



                                   Maximum
     Date of         Amount of   Overadvance
     Reduction       Reduction     Amount
     ---------       ---------     ------
     March 12, 1996   $500,000   $1,500,000
     March 19, 1996   $500,000   $1,000,000
     March 26, 1996   $500,000   $  500,000

     (c) such Overadvance Facility shall be reduced to zero and repaid in full on March 31, 1996, and

     (d) such Overadvance Facility shall (i) be made subject to, and in accordance with, all of the terms, provisions and conditions of the Financing Agreement, (ii) bear interest at the rate set forth in Section 8, Paragraph 1 of the Financing Agreement, and (iii) constitute Obligations under the Financing Agreement and be secured by all liens upon, and security interest in, all Collateral under the Financing Agreement and any other of your assets or property now or hereafter subject to a lien or security interest in our favor or for our benefit.

(5) You have advised us that you intend to move certain Equipment which is more fully described on Exhibit A hereto to your new plant in Guaymas, Sonora, Mexico (herein the "Specific Equipment"). This letter is to confirm (a) our consent to your moving the Specific Equipment and (b) our agreement that the foregoing action solely as it relates to the Specific Equipment shall not constitute a Default or Event of Default under the Financing Agreement.

In consideration of (i) our execution of this Waiver and Amendment Letter and
(ii) the preparation of this agreement by our-in-house legal department you agree to pay to us an Accommodation/Documentation Fee of $125,000. Such fee may, at our option, be charged to your Revolving Loan Account on the specific due dates thereof and shall be due to payable as follows: (i) $75,000 on the date hereof; (ii) $25,000 on April 1, 1996; and (iii) $25,000 on May 1, 1996.
Any unpaid installment of such fee shall be immediately due and payable upon any termination of the Financing Agreement.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. This agreement shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not we have knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever.

If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                      Very truly yours,

                                      THE CIT GROUP/BUSINESS
                                      CREDIT, INC.

                                      By:  /s/ M. H. Hampton
                                          ---------------------------
                                      Title: Assistant Vice President

Read and Agreed to:

COMPTRONIX CORPORATION


By: /s/ Joseph G. Andersen
   ---------------------------
Title: Chief Financial Officer

                                   EXHIBIT A



Equipment Located in Guntersville
                                                                                 Estimated
  Model                   Description                 Asset No.  Book Value    Auction Value
Universal          Dek Printer #265                   6647-600   $ 98,521.08     $50,000.00
Fuji               GL II Adhesive Dispensing Module   6611-600   $ 48,418.95     $20,000.00
Universal          Sanyo 4785A Chip Placer            6526-600   $156,993.96     $55,000.00
Universal          Omni Integrated Circuit Placer     2943-600   $      0.00     $30,000.00
Universal          Board Loader with Conveyor         5717-600   $ 15,262.74     $ 6,000.00
Universal          Sanyo Slide Conveyor               5709-600   $  4,207.17     $ 1,000.00
Universal          Sanyo 44" Slide Conveyor w/Lights  6685-600   $  5,627.20     $ 1,000.00

Equipment Located in Tucson
                                                                                 Estimated
  Model                   Description                 Asset No.  Book Value      Book Value

Vitronics          SMD #722 IR Oven                   3680-600   $ 14,578.18    $  5,000.00
Smart Sonic        Stencil Cleaner #3000              6649-600   $ 17,819.77    $  5,000.00
Hot Shot           SMT Rework Station #4460           6008-600   $ 11,132.88    $  1,000.00
Hot Shot           SMT Rework Station #4460           6008-601   $    375.15    $      0.00
                   Shelf Stencil Rocks                6514-600   $    358.94    $      0.00

Total              Surface Mount Line 1                          $373,296.02    $174,000.00